EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Bemis Company, Inc. has no parent.  The following were subsidiaries of the Company as of  December 31, 2014.

Name	Jurisdiction of Organization	Percentage of Voting Securities Owned By Immediate Parent
Bemis Company, Inc.	Missouri
Bemis Brisbane Pty Ltd	Australia	100%
Micris Packaging Pty Ltd	Australia	100%
Micris Investments Pty Ltd	Australia	100%
Bemis Cayman Islands	Cayman Islands	100%
Dixie Toga Ltda.	Brazil	100%
American Plast S.A.	Argentina	21%
Dixie Toga Uruguay S.A.	Uruguay	100%
Envatrip S.A.	Argentina	10%
Itap Bemis Ltda.	Brazil	33%
American Plast S.A.	Brazil	79%
Envatrip S.A.	Argentina	90%
Itap Bemis Centro Oeste-Industria e Comércio de Embalagens Ltda.	Brazil	100%
Curwood Itap Chile Ltda.	Chile	100%
Laminor S.A.	Brazil	50%
Bemis Czech Republic, s.r.o.	Czech Republic	100%
Bemis Deutschland Holdings GmbH	Germany	100%
Bemis Packaging Deutschland GmbH	Germany	100%
Bemis Empaques Mexico, S.A. de C.V.	Mexico	100%
Bemis Europe Holdings, S.A.	Belgium	100%
Bemis Monceau S.A.	Belgium	100%
Bemis Packaging Polska Sp. z.o.o.	Poland	100%
Bemis Flexible Packaging Australasia Limited	New Zealand	100%
Bemis Flexible Packaging Canada Limited	Canada	100%
Bemis Flexible Packaging de Mexico, S.A. de C.V.	Mexico	100%
Bemis Packaging Mexico, S.A. de C.V.	Mexico	100%
Bemis Flexible Packaging Mexico Servicios, S.A. de C.V.	Mexico	100%
Bemis Flexible Packaging (Suzhou) Co., Ltd.	China	100%
Bemis France Holdings S.A.S.	France	87.3%
Bemis Packaging France S.A.S.	France	100%
Bemis Healthcare Packaging, Inc.	Delaware	100%
Bemis Healthcare Packaging de Puerto Rico, Inc.	Delaware	100%
Bemis Healthcare Packaging International Ltd.	Delaware	100%
Bemis Healthcare Packaging Limited	United Kingdom	100%
Bemis Asia Pacific Sdn Bhd	Malaysia	100%
Bemis Japan G.K.	Japan	100%
Bemis Mayor Packaging Limited	Hong Kong	100%
Foshan New Changsheng Plastics Film Co., LTD	China	100%
Bemis Packaging Danmark ApS	Denmark	100%
Bemis Packaging, Inc.	Wisconsin	100%
Bemis Elsham Limited	United Kingdom	100%

Bemis Packaging Ireland Limited	Ireland	100%
Bemis Packaging U.K. Ltd.	United Kingdom	100%
Bemis Shield Pack Specialty Packaging, LLC	Delaware	100%
Bemis Swansea Limited	United Kingdom	100%
Bemis Packaging Espana sl	Spain	100%
Bemis Valkeakoski Oy	Finland	100%
Bemis France Holdings S.A.S.	France	12.7%
Bemis Wisconsin, LLC	Delaware	100%
Bolsas Bemis, S.A. de C.V.	Mexico	100%
Bolsas Bemis Servicios, S.A. de C.V.	Mexico	100%
Itap Bemis Ltda.	Brazil	67%
Hayco Liquidation Company	Delaware	100%
Pagasus Investments Limited	British Virgin Islands	100%
Dongguan Wonderful Packaging Company Limited	China	100%
Pervel Industries, Inc.	Delaware	100%